Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I consent to the incorporation by reference in the Registration Statement on Form 10-K of CYIOS Corporation of my report dated April 9, 2009 with respect to the consolidated financial statements of CYIOS Corporation included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on April 15, 2009.

/s/ Baum & Company, PA
Baum & Company, PA
Miami Beach, Florida
February 25, 2010